Exhibit 99.1

    Staples, Inc. Reports Record Second Quarter 2004 Performance;
 Sales Increased Nine Percent and Earnings Per Share Rose 33 Percent

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 17, 2004--

          North American Retail Comps Increased Four Percent;
          Company Announces Entry into China and Two European
                         Delivery Acquisitions

    Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 31, 2004. Total company revenues increased nine percent to $3.09 billion, compared to $2.83 billion for the second quarter of 2003. Net income rose 39 percent to $122 million, and earnings per share, on a diluted basis, increased 33 percent to $0.24, from $0.18 achieved in the second quarter of 2003.

    Financial highlights for the second quarter include:

    -- North American Retail sales were $1.70 billion, up seven percent, and operating income grew 44 percent to $96 million, compared to the second quarter of 2003. Same store comparable sales rose an industry leading four percent for the quarter, with strong performance in core office supplies, technology and furniture.

    -- North American Delivery sales increased 11 percent to $980 million and operating income rose 22 percent to $88 million, compared to the second quarter of 2003.

    -- Sales in Europe grew 15 percent versus the second quarter of 2003 to $409 million, or seven percent in local currencies, with operating income up 143 percent to $12 million.

    -- Inventory turns increased 34 basis points to 5.39 times as the company continues to benefit from its Summit supply chain program.

    -- The company generated $130 million in free cash flow in the first half of 2004.

    "Our operating performance and strong cash flow have allowed us to invest in our core business and have given us the flexibility and resources to invest in new profitable growth ideas that will drive our business several years down the road," said Ron Sargent, president and CEO. "Our 60,000 associates worldwide continue to focus on execution and delivering great results by making it easy for our customers every day."
    Staples plans to enter the $25 billion Chinese office products market and to add two acquisitions to its European delivery operations. Staples' joint venture with OA365, a Chinese internet and catalog delivery business, will provide Staples with an attractive platform to address the fastest growing market in the world, and the opportunity to increase its investment over time. The acquisitions of Pressel Versand International GmbH, based in Vienna, Austria, and the office products division of Malling Beck A/S of Denmark, would expand Staples European Catalog's operations into Denmark, the Netherlands, Austria, Switzerland, Poland, Hungary and the Czech Republic and complement existing operations in Germany, France, and Belgium. These two acquisitions, upon closing, are expected to add annual profitable sales of approximately 25 million Euros and expand Staples European Catalog's operations to 15 countries.
    "With our first foray into China and eastern Europe, we will establish a stronger presence in the global office products market, while continuing to stay focused on our initiatives to drive growth and improve return on net assets. The associates from OA365, Pressel, and Malling Beck will be a great addition to the Staples family," said Sargent. "By focusing on execution and innovation, we are well positioned to maintain our industry leadership."

    Outlook

    For the third quarter of 2004, Staples expects to achieve 20 percent earnings growth, in line with average analyst estimates. Staples expects to achieve high single digit sales growth for the total company. For North American Retail, Staples expects a low single digit comparable sales increase.
    As a result of achieving earnings per share above expectations in the second quarter, Staples now expects to achieve approximately 24 percent earnings growth for the full year. The company now anticipates generating free cash flow in excess of $600 million for the full year.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products retailer. With 60,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2003 sales of $13 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in the US, Belgium, Canada, France, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden, and the United Kingdom. Headquartered outside of Boston, Staples operates approximately 1,600 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended May 1, 2004, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                       STAPLES, INC. AND SUBSIDIARIES
                         Consolidated Balance Sheets
              (Dollar Amounts in Thousands, Except Share Data)


                                       July 31, 2004
                                        (Unaudited)   January 31, 2004
                                       -------------- ----------------
ASSETS
Current assets:
   Cash and cash equivalents                $876,740         $457,465
   Short-term investments                    394,101          934,275
   Receivables, net                          401,377          410,330
   Merchandise inventories, net            1,591,150        1,465,989
   Deferred income taxes                      97,934           96,247
   Prepaid expenses and other current
    assets                                    98,751          114,598
                                       -------------- ----------------
      Total current assets                 3,460,053        3,478,904

Property and equipment:
   Land and buildings                        612,154          601,063
   Leasehold improvements                    716,695          692,837
   Equipment                               1,079,600        1,045,605
   Furniture and fixtures                    555,337          533,104
                                       -------------- ----------------
      Total property and equipment         2,963,786        2,872,609
   Less accumulated depreciation and
    amortization                           1,467,777        1,367,308
                                       -------------- ----------------
      Net property and equipment           1,496,009        1,505,301

   Lease acquisition costs, net of
    accumulated amortization                  44,162           44,227
   Intangible assets, net of
    accumulated amortization                 206,031          209,541
   Goodwill                                1,202,007        1,202,007
   Other assets                               59,947           63,066
                                       -------------- ----------------
      Total assets                        $6,468,209       $6,503,046
                                       ============== ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                       $1,171,873       $1,110,631
   Accrued expenses and other current
    liabilities                              684,318          822,453
   Debt maturing within one year             181,799          190,150
                                       -------------- ----------------
      Total current liabilities            2,037,990        2,123,234

Long-term debt                               553,992          567,433
Deferred tax liability                         9,528            7,563
Other long-term obligations                  154,862          141,916

Stockholders' equity:
   Preferred stock - $.01 par value,
    5,000,000 shares authorized; no
    shares issued                                  -                -
   Common stock - $.0006 par value,
    2,100,000,000 shares authorized;
     issued 534,735,417 shares at July
      31, 2004 and 527,121,843 shares
      at January 31, 2004                        321              316
   Additional paid-in capital              2,090,875        1,933,379
   Cumulative foreign currency
    translation adjustments                   71,937           81,002
   Retained earnings                       2,357,969        2,209,302
   Less: treasury stock at cost,
    37,192,042 shares at July 31, 2004
    and 27,927,347 shares at
    January 31, 2004                        (809,265)        (561,099)
                                       -------------- ----------------
      Total stockholders' equity           3,711,837        3,662,900
                                       -------------- ----------------
        Total liabilities and
         stockholders' equity             $6,468,209       $6,503,046
                                       ============== ================



                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)

                            (Unaudited)             (Unaudited)
                           13 Weeks Ended          26 Weeks Ended
                      ----------------------- -----------------------
                       July 31,    August 2,   July 31,    August 2,
                         2004        2003        2004        2003
                      ----------- ----------- ----------- -----------

Sales                 $3,089,252  $2,827,779  $6,541,407  $5,919,067
Cost of goods sold
 and occupancy costs   2,218,567   2,067,698   4,735,097   4,446,909
                      ----------- ----------- ----------- -----------
    Gross profit         870,685     760,081   1,806,310   1,472,158

Operating and other
 expenses:
  Operating and
   selling               531,796     486,131   1,117,393   1,022,287
  Pre-opening              2,155       2,409       3,838       3,647
  General and
   administrative        138,545     125,360     282,987     251,866
  Amortization of
   intangibles             1,861       1,943       3,850       3,885
  Interest and other
   expense, net            3,468       4,885       7,380      11,825
                      ----------- ----------- ----------- -----------
    Total operating
     and other
     expenses            677,825     620,728   1,415,448   1,293,510
                      ----------- ----------- ----------- -----------

   Income before
    income taxes         192,860     139,353     390,862     178,648
Income tax expense        70,394      51,561     142,665      66,100
                      ----------- ----------- ----------- -----------
   Net income           $122,466     $87,792    $248,197    $112,548
                      =========== =========== =========== ===========

Earnings Per Share:

   Basic earnings per
    common share:          $0.25       $0.18       $0.50       $0.24
                      =========== =========== =========== ===========
   Diluted earnings
    per common share:      $0.24       $0.18       $0.49       $0.23
                      =========== =========== =========== ===========
   Number of shares
    used in computing
    basic earnings per
    common share:        494,540     479,947     494,867     475,439
                      =========== =========== =========== ===========
   Number of shares
    used in computing
    diluted earnings per
    common share:        505,344     487,690     505,901     482,755
                      =========== =========== =========== ===========
Dividends declared
 and paid per common
 share                         -           -       $0.20           -
                      =========== =========== =========== ===========



  NOTE: Certain 2003 amounts have been reclassified to reflect changes in accounting for coupons as a result of EITF 03-10, which had no impact on net income.



                   STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)

                                                   (Unaudited)
                                                  26 Weeks Ended
                                               ---------------------
                                                 July 31,  August 2,
                                                   2004      2003
                                               ----------- ---------
Operating Activities:
   Net income                                    $248,197  $112,548
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation and amortization                136,400   142,022
     Deferred tax benefit                          (1,667)  (37,054)
     Other                                         24,421    17,066
     Changes in assets and liabilities, net of
      companies acquired:
       Decrease in receivables                      6,283    10,785
       Increase in merchandise inventories       (128,756)   (1,529)
       Decrease (increase) in prepaid expenses
        and other assets                           15,198    (5,395)
       Increase (decrease) in accounts payable     65,245   (17,808)
       Decrease in accrued expenses and other
        liabilities                              (104,308)  (91,864)
       Increase in other long-term obligations      5,007     4,443
                                               ----------- ---------
Net cash provided by operating activities         266,020   133,214

Investing Activities:
   Acquisition of property and equipment         (135,586) (109,564)
   Acquisition of businesses, net of cash acquired      -    (2,910)
   Purchases of short-term investments                  -  (188,400)
   Proceeds from the sale of short-term
    investments                                   540,166         -
                                               ----------- ---------
Net cash provided by (used in) investing
 activities                                       404,580  (300,874)

Financing Activities:
   Proceeds from sale of capital stock            103,102   292,105
   Payments on borrowings                          (3,786) (328,156)
   Purchase of treasury stock                    (248,166)   (4,287)
   Cash dividends paid                            (99,531)        -
                                               ----------- ---------
Net cash used in financing activities            (248,381)  (40,338)

Effect of exchange rate changes on cash and
 cash equivalents                                  (2,944)    6,744

Net increase (decrease) in cash and cash
 equivalents                                      419,275  (201,254)
Cash and cash equivalents at beginning of
 period                                           457,465   495,889
                                               ----------- ---------
Cash and cash equivalents at end of period       $876,740  $294,635
                                               =========== =========



                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)

                            (Unaudited)             (Unaudited)
                           13 Weeks Ended          26 Weeks Ended
                       ----------------------- -----------------------
                          July 31,   August 2,    July 31,   August 2,
                             2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Sales:
North American Retail  $1,700,508  $1,587,272  $3,682,891  $3,386,033
North American
 Delivery                 979,538     883,678   1,987,454   1,791,689
European Operations       409,206     356,829     871,062     741,345
                       ----------- ----------- ----------- -----------
  Total sales          $3,089,252  $2,827,779  $6,541,407  $5,919,067
                       =========== =========== =========== ===========

Business Unit Income:
North American Retail     $96,207     $66,869    $202,321    $142,572
North American
 Delivery                  88,281      72,492     161,386     131,404
European Operations        11,840       4,877      34,535      14,472
                       ----------- ----------- ----------- -----------
  Total business unit
   income                $196,328    $144,238    $398,242    $288,448
Interest and other
 expense, net              (3,468)     (4,885)     (7,380)    (11,825)
Impact of change in
 accounting principle           -           -           -     (97,975)
                       ----------- ----------- ----------- -----------
  Income before income
   taxes                 $192,860    $139,353    $390,862    $178,648
                       =========== =========== =========== ===========



    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli, 508-253-8530
             or
             Investor Contact:
             Laurel Lefebvre, 508-253-4080